TRUST AGREEMENT


                  TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

                  WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

                  WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

                  WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

                  WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

                  WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

                  NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

                  IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                                        LASALLE BANK NATIONAL ASSOCIATION
                                            as Trustee on behalf of the Trust
                                            identified in Schedule I hereto, and
                                            not in its individual capacity



                                            By: /s/ Ann M. Kelly
                                                --------------------------------
                                                 Name: Ann M. Kelly
                                                 Title: Assistant Vice President


                                            MS STRUCTURED ASSET CORP.



                                            By: /s/ John Kehoe
                                                --------------------------------
                                                 Name:   John Kehoe
                                                 Title:  Vice President


Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                                  SATURNS Trust No. 2002-14

Date of Trust Agreement:                November 14, 2002

Depositor                               On November 8, 2002, the Depositor
                                        changed its name from MSDW Structured
                                        Asset Corp. to MS Structured Asset Corp.

Trustee:                                LaSalle Bank National Association.
                                        References to Chase Bank of Texas,
                                        National Association in the Standard
                                        Terms shall be inapplicable.

Units:                                  The Trust will issue two classes of
                                        Units: the Class A Units and the Class B
                                        Units. Only the Class A Units will be
                                        publicly offered.

Initial Unit Principal Balance
of the Class A Units:                   $25,000,000

Initial Notional Amount
of the Class B Units:                   $25,000,000

Issue Price of Units:                   Class A Units: 100%

                                        Class B Units: $2,109,000

Number of Units:                        Class A Units:

                                        1,000,000 (Unit Principal Balance of $25 each)

                                        Class B Units:

                                        Initially, one (1) Unit representing
                                        100% of the Notional Amount of the Class
                                        B Units

Minimum Denomination:                   Class A Units:

                                        $25 and $25 increments in excess
                                        thereof. The minimum denomination
                                        specified in Section 5.01(a) of the
                                        Standard Terms shall not apply to the
                                        Class A Units. Each $25 of Unit
                                        Principal Balance is a Unit.

                                        Class B Units:

                                        $100,000 and $1,000 increments in excess thereof.

Cut-off Date:                           November 14, 2002

Closing Date:                           November 14, 2002

Specified Currency:                     United States dollars

Business Day:                           New York, New York and Chicago, Illinois

Interest Rate:                          Class A Units:

                                        6.000% per annum on the basis of a 360
                                        day year consisting of twelve 30 day
                                        months.

                                        Class B Unit Units:

                                        0.705% per annum on the basis of a 360
                                        day year consisting of twelve 30 day
                                        months.

                                        The right of the Class A Units to
                                        accrued interest is pari passu with the
                                        right of the Class B Units to accrued
                                        interest from accrued interest on the
                                        securities.

Interest Reset Period:                  Not Applicable

Rating:                                 Class A Units and Class B Units:

                                        Aaa by Moody's

                                        AAA by S&P

Rating Agencies:                        Moody's and S&P

Scheduled Final Distribution Date:      March 15, 2032. The Units will have the
                                        same final maturity as the Securities.

Prepayment/Redemption:                  The Trust Property is subject to
                                        redemption in accordance with the terms
                                        of the Securities and as described in
                                        Schedule II and is subject to call in
                                        accordance with Schedule III. Any such
                                        call or redemption will result in the
                                        redemption of a proportional amount of
                                        the Class A Units and a proportional
                                        reduction in the Notional Amount of the
                                        Class B Units.

                                        If the call rights under the Swap
                                        Agreement are partially exercised or if
                                        there is a partial redemption of the
                                        Securities, (i) the Trustee will
                                        randomly select Class A Units to be
                                        redeemed in full from the proceeds of
                                        such partial exercise of the Swap
                                        Agreement or partial redemption of the
                                        Securities and (ii) the Trustee will
                                        select Class B Units for any
                                        distribution and any reduction in
                                        Notional Amount first by attempting to
                                        assign such redemption to any Class B
                                        Units held by a Swap Counterparty who
                                        has exercised its call rights under the
                                        Swap Agreement or who will be selected
                                        for termination of call rights, unless
                                        any such Swap Counterparty disclaims
                                        such a selection, and then by random
                                        selection.

Additional Distribution:                Class A Units:

                                        If any of the Securities are redeemed by the Security Issuer prior to November 14, 2007, each of the Class A Units being redeemed in connection with such redemption of Securities or related exercise of the call rights under the Swap Agreement shall receive a pro rata distribution from the proceeds of such redemption or exercise in respect of principal, price or premium with respect to the Securities in excess of the corresponding Unit Principal Balance of the Class A Units to be redeemed, up to a maximum of $2.50 per Class A Unit being redeemed.

                                        If the Security Issuer gives notice of a self-tender as to Securities held by the Trust and the Swap Counterparty exercises its call rights under the Swap Agreement in connection with such self-tender prior to November 14, 2007, each redeemed Class A Unitholder shall receive an additional distribution of $1.50 per Class A Unit from the proceeds of such exercise in respect of principal, price or premium with respect to the Securities in excess of the corresponding Unit Principal Balance of the Class A Units to be redeemed.

                                        Class B Units:

                                        If the Securities are redeemed by the
                                        Security Issuer or if the Swap
                                        Counterparty exercises its call rights
                                        under the Swap Agreement, then the Class
                                        B Units designated for a reduction in
                                        Notional Amount in connection with such
                                        redemption or exercise shall receive an
                                        amount up to the Class B Present Value
                                        Amount as of the date of such reduction
                                        in Notional Amount as an additional
                                        distribution from the proceeds of such
                                        redemption or exercise in respect of
                                        principal, price or premium with respect to the Securities remaining after application to the Class A Units and any amounts in respect of an exercise of the Swap Agreement in respect of an additional payment obligation of the Swap Counterparty with respect to the Class B Units.

                                        "Class B Present Value Amount" means,
                                        with respect to a date, an amount equal
                                        to the present value of the Future Class
                                        B Unit Interest for such date in respect of the corresponding portion of Notional Amount of the Class B Units being reduced discounted at a rate of 6.75% per annum on the basis of a 360 day year consisting of twelve 30 day months.

                                        "Future Class B Unit Interest" means
                                        with respect to any date of reduction in the Notional Amount of the Class B Units resulting from a redemption of the Securities or exercise of call rights under the Swap Agreement, the interest on the corresponding portion of the Notional Amount of the Class B Units, other than interest paid or accrued through such date, that would accrue at the rate and in the manner specified hereunder and would be payable at the times specified hereunder on such corresponding portion of the Notional Amount of the Class B Units to the Scheduled Final Distribution Date had such reduction of the Notional Amount of the Class B Units not occurred.

Corporate Trust Office:                 The definition of "Corporate Trust
                                        Office" in the Standard Terms shall not
                                        apply.

                                        The Corporate Trust Office shall be the
                                        Trustee's Asset-Backed Securities Trust
                                        Services Group having an office at 135
                                        S. LaSalle Street, Suite 1625, Chicago,
                                        Illinois 60603 or such other addresses
                                        as the Trustee may designate from time
                                        to time by notice to the Unitholders,
                                        the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                         The ISDA Master Agreement referred to in
                                        Schedule III and any assignment thereof.
                                        In addition, in connection with an
                                        additional issuance of Units, any
                                        additional Swap Agreement entered into
                                        in connection therewith.

Swap Counterparty:                      Party A to the Swap Agreement referred
                                        to in Schedule III or any assignee
                                        thereof. In addition, in connection with an additional issuance of Units, Party A to any additional Swap Agreement or any assignee thereof.

                                        In the event that there is more than one
                                        Swap Counterparty at any time when a
                                        partial redemption of the Securities
                                        occurs, the Trustee shall randomly
                                        select which of the exercised call
                                        rights under the Swap Agreements shall
                                        be selected for designation as exercised in connection with such redemption or which of the unexercised call rights shall be selected for termination and receipt of a Swap Termination Payment.

Swap Termination Payment:               An amount equal to the excess (if any)
                                        of the sale proceeds or redemption
                                        proceeds of the Securities, as
                                        applicable, reduced by (x) accrued
                                        interest on the Securities, (y) the
                                        aggregate outstanding Unit Principal
                                        Balance of Class A Units to be redeemed
                                        in relation to such sale or redemption
                                        and (z) any additional distribution on
                                        the Class A Units and the Class B Units.

Guaranty:                               Morgan Stanley (formerly known as Morgan
                                        Stanley Dean Witter & Co., the
                                        "Guarantor") shall guarantee the
                                        obligations of Morgan Stanley & Co.
                                        International Limited ("MSIL") for so
                                        long as MSIL is Party A to any Swap
                                        Agreement with the Trust.

Swap Notional Amount:                   The notional amount specified in
                                        Schedule III.

Swap Payment Date:                      Not Applicable

Swap Rate:                              Not Applicable

Additional Swap Agreements:             In connection with an additional
                                        issuance of Units, the Depositor may
                                        arrange for the Trust to enter into an
                                        additional Swap Agreement with identical terms to those of the Swap Agreement entered into as of the Closing Date, except that such Swap Agreement may have a different Swap Counterparty, number of options, and premium amount than the Swap Agreement entered into on the Closing Date. The Rating Agency
                                        Condition must be satisfied prior to the effectiveness of such additional Swap
                                        Agreement. Each Swap Counterparty must
                                        consent to any additional issuance.

Distribution Date:                      Each March 15 and September 15, or the
                                        next succeeding Business Day if such day is not a Business Day, commencing March
                                        15, 2003.

                                        If any payment with respect to the
                                        Securities held by the Trust is not
                                        received by the Trustee by 12 noon (New
                                        York City time) on a Distribution Date,
                                        the corresponding distribution on the
                                        Units will not occur until the next
                                        Business Day that the Trust is in
                                        receipt of proceeds of such payment
                                        prior to 12 noon, with no adjustment to
                                        the amount distributed.

Record Date:                            Each March 1 and September 1, regardless
                                        of whether such day is a Business Day.

Form:                                   Global Security

Depositary:                             DTC

Trustee Fees and Expenses:              As compensation for and in payment of
                                        trust expenses related to its services
                                        hereunder other than Extraordinary Trust
                                        Expenses, the Trustee will receive
                                        Trustee Fees on each Distribution Date
                                        in the amount equal to $3,750. The
                                        Trustee Fee shall cease to accrue after
                                        termination of the Trust. The "Trigger
                                        Amount" with respect to Extraordinary
                                        Trust Expenses for the Trust is $25,000
                                        and the Maximum Reimbursable Amount is
                                        $100,000. The Trustee Fee will be paid
                                        by the Expense Administrator. Expenses
                                        will be reimbursed by the Expense
                                        Administrator in accordance with the
                                        Expense Administration Agreement.

Expense Administrator:                  The Depositor will act as Expense
                                        Administrator on behalf of the Trust
                                        pursuant to an Expense Administration
                                        Agreement, dated as of the date of the
                                        Trust Agreement (the "Expense
                                        Administration Agreement"), between the
                                        Depositor as Expense Administrator (the
                                        "Expense Administrator") and the Trust.

                                        The Expense Administrator will receive a fee equal to $5,575 payable on each Distribution Date. Amounts in respect of an additional payment obligation of the Swap Counterparty in respect of the Expense Administrator's fee shall also be considered part of the Expense Administrator's fee hereunder and under the Expense Administration Agreement. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units. The Amounts specified in the paragraph are also referred to as the "Expense Administrator's Fee".

                                        The Expense Administrator will be
                                        responsible for paying the Trustee Fee
                                        and reimbursing certain other expenses
                                        of the Trust in accordance with the
                                        Expense Administration Agreement.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange.

ERISA Restrictions:                     None of the restrictions in the Standard
                                        Terms relating to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended, and related matters shall
                                        apply to the Class A Units.

                                        The restrictions shall apply to the
                                        Class B Units and no ERISA Benefit Plan
                                        may acquire an interest in the Class B
                                        Units.

Alternative ERISA Restrictions:         Not Applicable

Deemed Representations:                 Not Applicable

QIB Restriction:                        Applicable to the Class B Units.  Not
                                        applicable to the Class A Units.

Trust Wind-Up Event:                    The Trust Wind-Up Events specified in
                                        Sections 9.01(a), 9.01(c), 9.01(d),
                                        9.01(f) and 9.01(h) shall not apply. The
                                        Trust Wind Events specified in Sections
                                        9.01(b) (Security Default), 9.01(e)
                                        (Early Termination Date designated due
                                        to "illegality" or "tax event" under the Swap Agreement), 9.01(g) (Disqualified
                                        Securities), 9.01(i) (Excess Expense
                                        Event) shall apply. Pursuant to Section
                                        9.01(j), the following events also shall constitute Trust Wind-Up Events: (i) redemption by the Security Issuer of all Securities held by the Trust and (ii) exercise of the call rights under the Swap Agreement as to all Securities held by the Trust.

                                        If (i) cash settlement applies under the Swap Agreement, (ii) a Trust Wind-Up Event has occurred in connection with the exercise of any Option under the Swap Agreement and (iii) the Selling Agent cannot obtain a bid for the Securities in excess of the amount specified in the Swap Agreement, then the Securities will not be sold, the Swap Counterparty's exercise of the call option will be rescinded (and the Swap Counterparty shall be entitled to exercise such options in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Termination:                            If a Trust Wind-Up Event occurs, any
                                        Securities held by the Trust will be
                                        liquidated (by delivery to the Security
                                        Issuer in the event of a redemption,
                                        pursuant to the terms of the Swap
                                        Agreement in the event of an exercise of the Swap Agreement or otherwise by sale thereof).

                                        If the related Trust Wind-Up Event
                                        occurs due to a redemption of the
                                        Securities by the Security Issuer or
                                        exercise of the call rights under the
                                        Swap Agreement as to all Securities held by the Trust, (i) amounts received as accrued interest on the Securities will be applied to the Class A Units and the Class B Units pro rata in proportion to the amount of accrued interest outstanding on each such Class, (ii) amounts received as principal or par on the Securities will be applied to the Unit Principal Balance of the Class A Units up to 100% of the Unit Principal Balance of each Class A Unit and (iii) any applicable additional distribution on the Class A Units. Remaining accrued interest will be applied to the Expense Administrator's fee. Amounts in respect of an additional payment obligation of the Swap Counterparty in respect of the Expense Adminstrator's Fee will be paid to the Expense Administrator. Remaining amounts will be allocated to any applicable additional distribution on the Class B Units and then to the Swap Termination Payment.

                                        If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate Unit Principal Balance plus accrued interest. The Class B Units will have a claim on the proceeds of liquidation equal to accrued interest plus the Class B Present Value Amount, in each case as of such date of termination. If the proceeds of the liquidation are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the claims of the Class A Units and the Class B Units, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement, other than amounts payable to the Expense Administrator.

Self-Tenders by Security Issuer:        The Trust will not participate in any
                                        self-tender by the Security Issuer for
                                        the Securities and the Trustee will not
                                        accept any instructions to the contrary
                                        from the Unitholders. However, the Swap
                                        Counterparty may exercise its call
                                        rights in connection with any
                                        self-tender in accordance with the Swap
                                        Agreement.

Exchangeable Series Terms:              The Exchangeable Series provisions only
                                        apply to the Depositor as a Unitholder
                                        (or beneficial owner of Units). No
                                        Unitholder (or beneficial owner of a
                                        Unit) other than the Depositor may
                                        exchange Units for Securities.

                                        The Depositor may exchange Units for a
                                        pro rata portion of the Trust Property;
                                        provided that: (i) the exchange is made
                                        with respect to a minimum Unit Principal
                                        Balance of $250,000 and in $25 integral
                                        multiples in excess thereof; (ii) such
                                        exchange is to be effected on any
                                        January 1, April 1, July 1 or October 1
                                        (or the succeeding Business Day if such
                                        date is not a Business Day) with 45 days notice; (iii) the Swap Counterparty consents to the exchange and (iv) the Expense Administrator consents to the exchange.

Terms of Retained Interest:             Notwithstanding any other provision
                                        herein or in the Standard Terms, the
                                        Depositor retains the right to receive
                                        any and all interest that accrues on the Securities prior to the Closing Date.
                                        The Depositor will receive such accrued
                                        interest on the first Distribution Date
                                        (or redemption date if earlier) for the
                                        Units and such amount shall be paid from the interest payment made with respect to the Securities on the first
                                        Distribution Date.

                                        The amount of the Retained Interest is
                                        $265,406.

                                        If a Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                      Not Applicable.

Security Default:                       The definition of Security Default in
                                        the Standard Terms shall not apply. A
                                        "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement and failure to pay the accelerated amount on the acceleration date; (ii) the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; (iii) the initiation by the Security Issuer of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights; or (iv) if not otherwise addressed in (iii), the passage of thirty (30) calendar days since the day upon which any person or entity initiates any proceedings against the Security Issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights and such proceeding has not been dismissed prior to such thirtieth day.

Sale of Securities:                     If the Trust must sell the Securities it
                                        holds, the Trust will sell the
                                        Securities through the Selling Agent in
                                        accordance with Section 9.03(b) and the
                                        following terms. The Selling Agent must
                                        solicit at least three bids for all of
                                        the Securities held by the Trust. The
                                        Selling Agent must solicit at least
                                        three of such bids from registered
                                        broker-dealers of national reputation,
                                        but additional bids may be solicited
                                        from one or more financial institutions
                                        or other counterparties with credit
                                        worthiness acceptable to the Selling
                                        Agent in its discretion. The Selling
                                        Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. None of the Selling Agent, its affiliates or its agents, may bid for the Securities. If the Swap Counterparty is not an affiliate of the Selling
                                        Agent, the Selling Agent will extend a
                                        right of first refusal to the Swap
                                        Counterparty to purchase the Securities
                                        at the highest bid received by the
                                        Selling Agent.

                                        If cash settlement applies and if the
                                        Swap Counterparty exercises any of its
                                        call rights other than in connection
                                        with a redemption of or a self-tender
                                        for the Securities by the Security
                                        Issuer (or extent thereof in the event
                                        of an exercise of call rights in excess
                                        of the amount to be redeemed), a number
                                        of Securities corresponding to the
                                        number of call rights exercised by the
                                        Swap Counterparty will be sold by the
                                        Selling Agent on behalf of the Trust. If the Selling Agent cannot obtain a bid for the Securities in excess of the amount specified in the Swap Agreement, then the Securities will not be sold, the Swap Counterparty's exercise will be rescinded (and the Swap Counterparty shall be entitled to exercise such call rights in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Additional Issuance of Units:           Upon no less than 5 days' notice to the
                                        Trustee, the Depositor may deposit
                                        additional Securities at any time in
                                        exchange for additional Units in a
                                        minimum aggregate amount of $250,000
                                        (with respect to the Class A Units
                                        issued ) and, if in excess of such
                                        amount, in a $25 integral multiple in
                                        excess thereof (with respect to the
                                        Class A Units issued). The principal
                                        amount of Securities deposited must be
                                        in the same ratio to the Unit Principal
                                        Balance (and Notional Amount with
                                        respect to the Class B Units) of the
                                        Units received for such deposit as the
                                        ratio of the aggregate principal amount
                                        of the Securities deposited on the
                                        Closing Date to the aggregate Unit
                                        Principal Balance (and aggregate
                                        Notional Amount with respect to the
                                        Class B Units) on the Closing Date. The
                                        Depositor must either arrange for the
                                        Swap Counterparty and the Trust to
                                        increase proportionally the notional
                                        amount under the Swap Agreement or
                                        arrange for an additional Swap
                                        Agreement, with a notional amount equal
                                        to the principal amount of the
                                        additional Securities deposited, to be
                                        entered into between the Trust and an
                                        additional Swap Counterparty (or a
                                        combination of an additional Swap
                                        Agreement and a notional balance
                                        increase of the existing Swap
                                        Agreement(s), with the combined effect
                                        of such proportional increase in the
                                        notional amount of the Swap Agreements).
                                        The Depositor must also arrange the
                                        issuance of Class B Units with a
                                        Notional Amount equal to the Unit
                                        Principal Balance of the Class A Units
                                        being issued in connection with an
                                        additional issuance. Any accrued
                                        interest will be reflected in the price
                                        of additional Units and the Securities.
                                        The Rating Agency Condition must be
                                        satisfied in connection with any such
                                        additional issuance. Each Swap
                                        Counterparty must consent to any
                                        additional issuance.

Selling Agent:                          Morgan Stanley & Co. Incorporated.
                                        Notwithstanding any provision of the
                                        Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:                The definition of Rating Agencies
                                        Condition in the Standard Terms shall
                                        not apply.

                                        "Rating Agency Condition": With respect
                                        to any specified action or
                                        determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                       The definition of "Eligible Account" in
                                        the Standard Terms shall not apply.

                                        "Eligible Account": A non-interest
                                        bearing account, held in the United
                                        States, in the name of the Trustee for
                                        the benefit of the Trust that is either
                                        (i) a segregated account or segregated
                                        accounts maintained with a Federal or
                                        State chartered depository institution
                                        or trust company the short-term and
                                        long-term unsecured debt obligations of
                                        which (or, in the case of a depository
                                        institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:                  The following shall be a Permitted
                                        Investment in addition to the
                                        investments specified in the Standard
                                        Terms:

                                        Units of the Dreyfus Cash Management
                                        Fund Investor Shares or any other money
                                        market funds which are rated in the
                                        highest applicable rating category by
                                        each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Amendment of Trust Agreement:           Section 12.01(a) of the Standard Terms
                                        shall be replaced with the following:

                                        (a) The Trust Agreement may be amended
                                        from time to time by the Depositor and
                                        the Trustee without the consent of any
                                        of the Unitholders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any holder of a Class of Units that is not voting with respect to such amendment pursuant to Section 12.01(b), for any of the following purposes: (i) to cure any ambiguity or defect or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision in the Trust Agreement; (ii) to provide for any other terms or modify any other terms with respect to matters or questions arising under the Trust Agreement; (iii) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of Section 10.05(b) in any manner which shall not adversely affect the Unitholders in any material respect; (iv) to amend or correct or to cure any defect with respect to the Trustee Fee or Expense Administrator's fee; (v) to evidence and provide for the acceptance of appointment under the Trust Agreement by a successor Trustee; or (vi) to add or change any of the terms of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust, including any amendment necessary to ensure the classification of the Trust as a grantor trust for United States federal income tax purposes; provided, however, that in the case of any amendment pursuant to any of clauses (i) through (vi) above, the Rating Agency Condition shall be satisfied with respect to such amendment. If more than one Class of Units has been issued under the Trust Agreement, the provisions of this Section 12.01(a) shall apply to each Class of Units that is not materially and adversely affected by such amendment.

                                        Section 12.01(c) shall be re-designated
                                        Section 12.01(d).

                                        Section 12.01(b) shall be re-designated
                                        Section 12.01(c).

                                        The following shall constitute Section
                                        12.01(b):

                                        (b) The Trust Agreement may be amended
                                        from time to time by the Depositor and
                                        the Trustee with the consent of a 100%
                                        of the outstanding Unit Principal
                                        Balance of each Class of Units
                                        materially and adversely affected
                                        thereby. The Rating Agency Condition
                                        shall be satisfied with respect to such
                                        amendment unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

                                        The following shall constitute Section
                                        12.01(e):

                                        (e) For purposes of this Section 12.01,
                                        Schedule III to any Trust Agreement and
                                        any Swap Agreements entered into in
                                        connection with any related Trust shall
                                        not be considered part of the Trust
                                        Agreement. Section 7.02 shall govern
                                        action taken under the Trust Agreement
                                        with respect to any amendments to such
                                        Swap Agreements.

Securities Intermediary:                LaSalle Bank National Association acting
                                        in the capacity of securities
                                        intermediary.

Additional Representations
Of Trustee and Securities
Intermediary:                           The Unit Account is a "securities
                                        account" within the meaning of Section
                                        8-501 of the UCC and is held only in the name of the Trust. The Securities
                                        Intermediary is acting with respect to
                                        the Unit Account in the capacity of a
                                        "securities intermediary" within the
                                        meaning of Section 8-102(a)(l4) of the
                                        UCC.

                                        All Securities have been (i) delivered
                                        to the Securities Intermediary pursuant
                                        to the Trust Agreements; (ii) credited
                                        to the Unit Account; and (iii)
                                        registered in the name of the Securities
                                        Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Securities or other financial asset credited to a Unit Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                                        The Unit Account is an account to which
                                        financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

                                        The Securities Intermediary hereby
                                        agrees that the Securities credited to
                                        the Unit Account shall be treated as a
                                        "financial asset" within the meaning of
                                        Section 8-102(a)(9) of the UCC.

                                        If at any time the Securities
                                        Intermediary shall receive any order
                                        from the Trustee directing the transfer
                                        or redemption of any Securities on
                                        deposit in any Unit Account, the
                                        Securities Intermediary shall comply
                                        with such entitlement order without
                                        further consent by the Depositor or any
                                        other Person. The Securities
                                        Intermediary shall take all instructions
                                        (including without limitation all
                                        notifications and entitlement orders)
                                        with respect to each Unit Account solely from the Trustee.

                                        The Securities Intermediary hereby
                                        confirms and agrees that:

                                        (a) There are no other agreements
                                        entered into between the Securities
                                        Intermediary and the Depositor with
                                        respect to any Unit Account;

                                        (b) It has not entered into, and until
                                        the termination of this Agreement will
                                        not enter into, any agreement with any
                                        other Person relating to any Unit
                                        Account and/or any financial assets
                                        credited thereto pursuant to which it
                                        has agreed to comply with entitlement
                                        orders (as defined in Section
                                        8-102(a)(8) of the UCC) of such other
                                        Person; and

                                        (c) It has not entered into, and until
                                        the termination of the Trust Agreements
                                        will not enter into, any agreement with
                                        the Depositor or the Trustee purporting
                                        to limit or condition the obligation of
                                        the Securities Intermediary to comply
                                        with entitlement orders as set forth
                                        above

                                        The Trustee hereby represents and
                                        warrants as follows:

                                        (a) The Trustee maintains its books and
                                        records with respect to its securities
                                        accounts in the State of Illinois; and

                                        (b) The Trustee has not granted any lien on the Securities nor are the Securities subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreements); other than the interests of the Unitholders and the potential interests of the Call Option holders, the books and records of the Trustee do not identify any Person as having an interest in the Securities.

                                        The Trustee makes no representation as
                                        to (i) the validity, legality,
                                        sufficiency or enforceability of any of
                                        the Securities or (ii) the
                                        collectability, insurability,
                                        effectiveness or suitability of any of
                                        the Securities.

Additional Depositor
Representations:                        The Depositor hereby represents and
                                        warrants to the Trustee as follows (with respect to the Closing Date and any additional issuance):

                                        (a) Immediately prior to the transfer of the Securities to the applicable Trust, the Depositor owned and had good and marketable title to the Securities free and clear of any lien, claim or encumbrance of any Person.

                                        (b) The Depositor has received all
                                        consents and approvals required by the
                                        terms of the Securities to the transfer
                                        to the Trustee of its interest and
                                        rights in the Securities as contemplated by the Trust Agreements.

                                        (c) The Depositor has not assigned,
                                        pledged, sold, granted a security
                                        interest in or otherwise conveyed any
                                        interest in the Securities (or, if any
                                        such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests granted pursuant to the Trust Agreements. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the
                                        Securities, other than any such filings
                                        pursuant to the Trust Agreements. The
                                        Depositor is not aware of any judgment
                                        or tax lien filings against Depositor.

Other Terms:                            The Trust shall not merge or consolidate
                                        with any other trust, entity or person
                                        and the Trust shall not acquire the
                                        assets of, or an interest in, any other
                                        trust, entity or person except as
                                        specifically contemplated herein.

                                        The Trustee shall provide to the
                                        Unitholders and the Swap Counterparties
                                        copies of any notices it receives with
                                        respect to a redemption of or
                                        self-tender offer for the Securities or
                                        an exercise of the call rights under the Swap Agreement and any other notices with respect to the Securities. The Trustee shall provide to the Swap Counterparty any notice from the Securities Issuer regarding an early redemption of or self-tender offer for the Securities within two (2) Business Days of receipt of such notice.

                                        The reference to "B2" in the definition
                                        of Certificate in the Standard Terms
                                        shall be replaced with "Exhibit B2".

                                        The reference to "Section 10.02(ix)" in
                                        the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                        The reference to "Section 3.04" in the
                                        definition of Unit Account in the
                                        Standard Terms shall be replaced with
                                        "Section 3.05".

                                        The transfer by the Depositor to the
                                        Trustee specified in Section 2.01(a) of
                                        the Standard Terms shall be in trust.

                                        Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                        The reference to "calendar day" in the
                                        last sentence of Section 3.06 of the
                                        Standard Terms shall be replaced with
                                        "Business Day".

                                        Section 4.02(d) of the Standard Terms
                                        shall be incorporated herein by striking
                                        "and the Trustee on behalf of the
                                        Unitholders" from the first sentence of
                                        the second paragraph thereof.

                                        Section 5.03(c) of the Standard Terms
                                        shall be incorporated herein by striking
                                        "(if so required by the Trustee or the
                                        Unit Registrar)" from the first sentence thereof.

                                        Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                        Section 7.01(c) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting "(i)" between "Securities" and
                                        "would" in the clause that begins "and
                                        provided, further," and adding at the
                                        end of the same sentence "and (ii) will
                                        not alter the classification of the
                                        Trust for Federal income tax purposes."

                                        Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                        For the avoidance of doubt, Section
                                        9.03(c) of the Standard Terms shall not
                                        be incorporated herein. For the
                                        avoidance of doubt, the Securities may
                                        not be distributed to Unitholders under
                                        any circumstances, other than to the
                                        Depositor exercising exchangeable series rights.

                                        Section 9.03(i) of the Standard Terms
                                        shall be incorporated herein by striking
                                        "or oral" after the phrase "at any time
                                        by" in the third sentence thereof.

                                        Clause (ix) of Section 10.02(a) shall
                                        not apply.

                                        Section 10.02(a)(x) of the Standard
                                        Terms shall be replaced with the
                                        following:

                                        (x) the Trustee shall have the power to
                                        sell the Securities and other Trust
                                        Property, in accordance with Article IX
                                        and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination
                                        Payments) or reimbursable to itself in
                                        respect of unpaid Extraordinary Trust
                                        Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                        Section 10.05(b) of the Standard Terms
                                        shall be incorporated herein by
                                        replacing ", pursuant to the first
                                        sentence of this paragraph" with "the
                                        Trustee shall be indemnified by the
                                        Trust, however," in the last sentence
                                        thereof.

                                        Section 10.06(a) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting "or association" after the
                                        word "corporation" in the second
                                        sentence thereof.

                                        Section 10.07(a) of the Standard Terms
                                        shall be incorporated herein by
                                        replacing "notice or resignation" with
                                        "notice of resignation" in the second
                                        sentence thereof and striking the last
                                        two sentences thereof.

                                        Section 10.10(b) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting "The Trustee shall not be
                                        liable for the acts or omissions of any
                                        co-trustee." after the last sentence
                                        thereof.

                                        Section 10.14 of the Standard Terms
                                        shall be replaced with the following:

                                        SECTION 10.14. Non-Petition. Prior to
                                        the date that is one year and one day
                                        after all distributions in respect of
                                        the Units have been made, none of the
                                        Trustee, the Trust or the Depositor
                                        shall take any action, institute any
                                        proceeding, join in any action or
                                        proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                        Section 12.01(a) of the Standard Terms
                                        shall be incorporated herein by
                                        replacing "(v)" with "(vi)" in the last
                                        proviso thereof.

                                        Section 12.01(c) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting ", provided at the expense of
                                        the party requesting such amendment,"
                                        after "Opinion of Counsel".

                                        Section 12.05 of the Standard Terms
                                        shall be incorporated herein by striking
                                        "the Trustee and" in the last sentence
                                        of the second paragraph thereof.

                                        The reference to "its President, its
                                        Treasurer, or one of its Vice
                                        Presidents, Assistant Vice Presidents or
                                        Trust Officers" in the first sentence of
                                        Section 5.02(a) of the Standard Terms
                                        shall be replaced with "a Responsible
                                        Officer".

                                        The reference to "the proper officers"
                                        in the second sentence of Section
                                        5.02(a) of the Standard Terms shall be
                                        replaced with "a Responsible Officer".

                                        The reference to "one of its authorized
                                        signatories" in the first sentence of
                                        Section 5.02(d) of the Standard Terms
                                        shall be replaced with "a Responsible
                                        Officer".

                                        The reference to the "Trust" in the
                                        first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                        References to D&P in the Standard Terms
                                        shall be incorporated as references to
                                        Fitch Inc. ("Fitch").

                                   Schedule II
                            (Terms of Trust Property)

Securities:                             General Electric Capital Corporation
                                        6.750% debentures due March 15, 2032

Security Issuer:                        General Electric Capital Corporation

                                        The Security Issuer will be treated as
                                        an Eligible Issuer if (i) it is an
                                        Eligible Issuer or (ii) it is a
                                        Reporting Issuer and a wholly owned
                                        subsidiary (direct or indirect) of an
                                        Eligible Issuer.

Principal Amount:                       $25,000,000

Security Rate:                          6.750%

Credit Ratings:                         Aaa by Moody's

                                        AAA by S&P

Listing:                                None

Security Agreement:                     An indenture dated as of February 27,
                                        1997 between the Security Issuer and the Security Trustee as supplemented and amended from time to time.

Form:                                   Global

Currency of
Denomination:                           United States dollars

Acquisition Price by Trust:             $26,384,000

Security Payment Date:                  Each March 15 and September 15

Original Issue Date:                    The Securities were originally issued in
                                        a public offering on or about March 13,
                                        2002 in a principal amount of
                                        $5,000,000,000.

Maturity Date:                          March 15, 2032

Sinking Fund Terms:                     Not Applicable

Redemption Terms:                       The Securities are redeemable at any
                                        time, subject to a make-whole payment,
                                        if any, calculated at the time of
                                        redemption.

CUSIP No.:/ISIN No.                     36962GXZ2

Security Trustee:                       JPMorgan Chase Bank

Available Information
Regarding the Security Issuer
(if other than U.S.
Treasury obligations):                  The Security Issuer is subject to the
                                        informational requirements of the
                                        Securities Exchange Act of 1934, as
                                        amended, and in accordance therewith
                                        files reports and other information with the Securities and Exchange Commission
                                        (the "Commission"). Such reports and
                                        other information can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at 450 Fifth Street, N.W., Washington,
                                        D.C. 20549 and at the following Regional
                                        Offices of the Commission: Woolworth
                                        Building, 233 Broadway, New York, New
                                        York 10279, and Northwest Atrium Center,
                                        500 West Madison Street, Chicago,
                                        Illinois 60661. Copies of such materials can be obtained from the Public
                                        Reference Section of the Commission at
                                        450 Fifth Street, N.W., Washington,
                                        District of Columbia 20549 at prescribed rates.

                                  Schedule III
                              (Call Option Confirm)

--------------------------------------------------------------------------------
Date:  November 14, 2002

To:    SATURNS Trust No. 2002-14         From:     Morgan Stanley & Co.
                                                   International Limited

Attn:  Asset-Backed Securities Group     Contact:  Chris Boas
       SATURNS Trust No. 2002-14

Fax:   312-904-2084                      Fax:      212-761-0406

Tel:   312-904-9387                      Tel:      212-761-1395
--------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number NQ8HQ

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                             November 14, 2002

Option Style:                           American

Option Type:                            Call

Buyer:                                  MSIL ("Party A")

Seller:                                 SATURNS Trust No. 2002-14 ("Party B")

Bonds:                                  The obligation identified as follows:
                                        Bond Issuer:               General Electric Capital Corporation
                                        Issue:                     6.750% debentures due 2032
                                        CUSIP:                     36962GXZ2
                                        Coupon:                    6.750%
                                        Maturity Date:             March 15, 2032
                                        Face Amount Purchased:     USD 25,000,000


Premium:                                USD $62,500

Premium Payment Date:                   November 14, 2002

Number of Options:                      25,000

Option Entitlement:                     USD 1,000 of face amount of the Bonds
                                        per Option.

Strike Price:                           (i) For any Exercise Date prior to
                                        November 14, 2007, the redemption price
                                        of the Bonds including any make-whole
                                        amount (expressed as a percentage)
                                        subject to a maximum of 110%, in the
                                        case of an exercise related to a
                                        redemption, or 106%, in the case of an
                                        exercise related to a self-tender by the
                                        Bond Issuer for Bonds held by the Trust,
                                        of the corresponding portion of the
                                        aggregate Unit Principal Balance (as
                                        defined in the Trust Agreement) but
                                        exclusive of accrued interest on the
                                        Bonds or (ii) for any Exercise Date on
                                        or after November 14, 2007, 100% of the
                                        face amount of the Bonds exclusive of
                                        accrued interest.

Calculation Agent:                      Party A

II. Exercise Terms

Automatic Exercise:                     Inapplicable

Exercise Period:                        Any Business Day from, and including,
                                        9:00 a.m. (New York time) on November
                                        14, 2007, to, and including, the
                                        Expiration Time on the Expiration Date;
                                        provided, however, the Exercise Period
                                        shall also include any Business Day
                                        prior to November 14, 2007, if notice of
                                        redemption or self-tender has been
                                        delivered by the Bond Issuer as to Bonds
                                        held by the Trust.

Exercise Date:                          For each Option exercised, the day
                                        during the Exercise Period on which that
                                        Option is exercised.

Rescission of Exercise:                 Party A may rescind its notice of
                                        exercise at any time prior to the
                                        Settlement Date by providing notice of
                                        rescission to Party B.

                                        If Cash Settlement applies and if Party
                                        B cannot obtain a bid for the Bonds held by it in excess of the Strike Price together with accrued interest on the Bonds, then Party A's notice of exercise shall be rescinded. If Cash Settlement applies and Party A exercises its Options in connection with a self-tender for settlement prior to November 14, 2007, Party A's notice of exercise shall be automatically rescinded if the price offered by the Bond Issuer does not exceed the Strike Price together with accrued interest on the Bonds.

                                        Upon any rescission of exercise (whether pursuant to the foregoing sentence or otherwise) the Options for which notice of exercise was given and for which exercise was rescinded shall continue in full force and effect without regard to such provision of notice.

Multiple Exercise:                      Applicable

Minimum Number of Options:              1

Written Confirmation of Exercise:       Applicable. Buyer shall give exercise
                                        notice which may be given orally
                                        (including by telephone) during the
                                        Exercise Period but no later than the
                                        Notification Date. Buyer will execute
                                        and deliver a written exercise notice
                                        confirming the substance of such oral
                                        notice, however, failure to provide such
                                        written notice will not affect the
                                        validity of the oral notice.

Limitation on Rights of MSIL:           Buyer may, by written notice thereof to
                                        Seller, delegate its rights to provide a
                                        notice of exercise hereunder to a third
                                        party (the "Third Party"). Any such
                                        delegation will be irrevocable by Buyer
                                        without the written consent of the Third
                                        Party. Any such Third Party will have
                                        the same rights and obligations
                                        regarding providing notice of exercise
                                        hereunder as the Buyer had prior to such
                                        delegation. While any such delegation is
                                        effective, Seller will only recognize a
                                        notice of exercise that is provided by
                                        the Third Party.

Notification Date:                      The Swap Counterparty may give notice of
                                        its intention to exercise the call
                                        rights under the Swap Agreement on not
                                        less than 15 or more than 60-calendar
                                        days' notice. The Swap Counterparty may
                                        give notice of its intention to exercise
                                        its call rights under the Swap Agreement
                                        with respect to Bonds held by the Trust
                                        as to which the Bond Issuer has given
                                        notice of its intention to redeem or
                                        notice of a self-tender with two
                                        business days notice prior to the
                                        settlement of exercise but no later than
                                        4:00 p.m. New York time on the second
                                        Business Day immediately preceding the
                                        scheduled settlement of the redemption
                                        or self-tender.

Limited Right to Confirm Exercise:      Inapplicable

Expiration Date:                        March 15, 2029

Expiration Time:                        4:00 p.m. New York time

Business Days:                          New York and Chicago

III. Settlements:

Settlement:                             Cash Settlement if MSIL is Party A;
                                        otherwise Physical Settlement. Party A
                                        will notify Party B separately regarding
                                        the clearance system details for
                                        Physical Settlement.

Spot Price (Cash Settlement Only):      The cash proceeds received by Party B in
                                        connection with sale of the Bonds by
                                        Party B, excluding any amounts in
                                        respect of accrued interest. In the
                                        event of a redemption or self-tender by
                                        the Bond Issuer, the redemption price or
                                        self tender price, as applicable, paid
                                        by the Bond Issuer, excluding accrued
                                        interest.

Cash Settlement Amount (Cash            The Cash Settlement Amount shall be
Settlement Only):                       adjusted to reflect the Additional
                                        Payment Obligation of Party A.

Deposit of Bond Payment (Physical       Party A must deposit the Bond Payment
Settlement Only):                       with the Trustee on the Business Day
                                        prior to the Exercise Date. The Bonds
                                        are to be delivered "free" to Party A.

Bond Payment (Physical Settlement       The Bond Payment shall also include the
Only):                                  Additional Payment Obligation of Party
                                        A.

Additional Payment Obligation of        To Party B for payment to its expense
Party A:                                administrator (the "Expense
                                        Administrator Payment Obligation"):

                                        If the Bond Issuer has not given notice
                                        of redemption in connection with the
                                        exercise of Options hereunder and if any such exercise is an exercise of less than all Options remaining unexercised hereunder, Party A shall pay to the Party B (for the Expense Administrator as defined in the Trust Agreement) an amount equal to the present value of a stream of payments equal to $5,575 payable on each payment date for the Bonds until the maturity of the Bonds discounted at a rate of 5.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust
                                        (as defined in the Trust Agreement) is
                                        not terminated prior to the Scheduled
                                        Final Distribution Date, multiplied by
                                        the Option Entitlement multiplied by the number of Options exercised and divided by $25,000,000.

                                        To Party B for Payment on the Class B
                                        Units (the "Class B Unit Payment
                                        Obligation"):

                                        Upon any exercise hereunder, Party A
                                        shall pay to Party B, for distribution
                                        with respect to the Class B Units
                                        outstanding under the Trust Agreement,
                                        the Class B Present Value Amount (as
                                        defined in the Trust Agreement).

Settlement Date:                        For Cash Settlement, as applicable, the
                                        Business Day of settlement of the sale
                                        of the Bonds by Party B or the Business
                                        Day of settlement of a redemption of
                                        Bonds by the Bond Issuer. For Physical
                                        Settlement, the Exercise Date.

         3.       Additional Definitions.

         "Trust Agreement" means the trust agreement dated as of the date hereof between the MS Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction. A redemption by the Bond Issuer of a portion of the Bonds held by Party B will result in a partial Additional Termination Event to the extent of the Bonds being so redeemed if Party A does not exercise Options hereunder corresponding to such Bonds.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction, there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement, the amount specified as the Swap Termination Payment in the Trust Agreement.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer. The transferee in any such assignment or transfer must be a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended.

         8.       Account Details.

Payments to Party A:                    Citibank, N.A., New York
                                        SWIFT BIC Code: CITIUS33
                                        ABA No.  021 000 089
                                        FAO: Morgan Stanley & Co. International
                                        Limited
                                        Account No. 3042-1519

Operations Contact:                     Barbara Kent
                                        Tel  212-537-1449
                                        Fax  212-537-1868

Payments to Party B:                    LaSalle Bank, Chicago, Illinois
                                        ABA No. 071 000 505
                                        Reference:  SATURNS 2002-14
                                        Unit Account / AC-2090067/
                                        Account No.: 67-9112-201

Operations Contact:                     Andy Streepey
                                        Tel:  312-904-9387
                                        Fax: 312-904-2084

                                                                  MORGAN STANLEY



         Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number NQ8HQ by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Chris Boas
    ------------------------------------
     Name:   Chris Boas
     Title:  Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2002-14
BY:  LaSalle Bank National Association,
     solely as Trustee and not in its individual capacity.


BY: /s/ Ann M. Kelly
    ------------------------------------
     Name:   Ann M. Kelly
     Title:  Assistant Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ John Kehoe
    ------------------------------------
     Name:   John Kehoe
     Title:  Attorney in fact